CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Auditors and Financial Statements” in the Statement of Additional Information and to the use of our reports (1) dated January 30, 2006, with respect to the consolidated financial statements of Thrivent Financial for Lutherans and (2) March 27, 2006, with respect to the financial statements of Thrivent Variable Annuity Account II, in this Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 and related Prospectus of Thrivent Variable Annuity Account II.

Minneapolis, Minnesota

April 19, 2006